Exhibit 10.9
Trustwave Confidential Information
TRUSTWAVE HOLDINGS, INC.
STOCK INCENTIVE PLAN
(As of January 25, 2011)
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
TABLE OF CONTENTS

ARTICLE I		1

DEFINITIONS		1
1.01.	Acceleration Date	1
1.02.	Affiliate	1
1.03.	Agreement	1
1.04.	Board	1
1.05.	Cause	1
1.06.	Change in Control	1
1.07.	Code	2
1.08.	Company	2
1.09.	Consultant	2
1.10.	Control Change Date	2
1.11.	Director	2
1.12.	Disability	2
1.13.	Employee	2
1.14.	Exchange Act	2
1.15.	Fair Market Value	2
1.16.	Incentive Stock Option	3
1.17.	Nonqualified Stock Option	3
1.18.	Option	3
1.19.	Participant	3
1.20.	Plan	3
1.21.	Securities Act.	3
1.22.	Share	3
1.23.	Stock	4
1.24.	Stock Award	4
1.25.	Ten Percent Shareholder	4

ARTICLE II THE PLAN		4

2.01.	Purpose and Scope	4
2.02.	Effective Date and Duration of Plan	4

ARTICLE III ADMINISTRATION		4

3.01.	Administration	4
3.02.	Grants to Foreign Nationals	5
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

-i-

Trustwave Confidential Information

ARTICLE IV ELIGIBILITY FOR GRANTS AND AWARDS		5

4.01.	Eligibility	5
4.02.	Grants and Awards	5

ARTICLE V STOCK SUBJECT TO PLAN		6

5.01.	Stock Subject to Plan	6
5.02.	Reallocation of Shares	6

ARTICLE VI OPTIONS		6

6.01.	Award	6
6.02.	Option Price	6
6.03.	Vesting	6
6.05.	Nontransferability	7
6.06.	Employment Status	7
6.07.	Change of Control	7
6.08.	Exercise	8
6.09.	Payment	8
6.10.	Tax Withholding Requirements	8
6.11.	Shareholder Rights	8
6.12.	Disposition of Stock	9

ARTICLE VII STOCK AWARDS		9

7.01.	Award	9
7.02.	Vesting	9
7.03.	Employment Status	9
7.04.	Change in Control	9
7.05.	Shareholder Rights	9

ARTICLE VIII ADJUSTMENT UPON CHANGE IN STOCK		10

8.01.	Adjustments	10

ARTICLE IX OTHER PROVISIONS FOR GRANTS AND AWARDS		10

9.01.	Resale Restrictions	10
9.02.	Buy Back and Cancellation Rights	11
9.03.	Substitutions and Assumptions	11
9.04.	Withdrawal	11
9.05.	Compliance with Applicable Laws and Certificate of Incorporation	11
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

-ii-

Trustwave Confidential Information

9.06.	Termination of Employment	12
9.07.	Transferable Options or Stock Awards	13

ARTICLE X		13

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		13

10.01.	Registration, Listing and Qualification of Stock	13

ARTICLE XI AMENDMENT AND TERMINATION		14

11.01.	Amendment	14
11.02.	Termination	14

ARTICLE XII GENERAL PROVISIONS		15

12.01.	Effect on Employment and Service	15
12.02.	Unfunded Plan	15
12.03.	Rules of Construction	15
12.04.	Certain Reduction of Parachute Payments	15
12.05.	Costs and Expenses	16
12.06.	Government Regulations	16
12.07.	Proceeds from Sale of Stock	16
12.08.	Governing Law	16
12.09.	Invalidity	16
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

-iii-

Trustwave Confidential Information
TRUSTWAVE HOLDINGS, INC.
STOCK INCENTIVE PLAN
ARTICLE I
DEFINITIONS
     1.01. Acceleration Date means the earlier of (i) the date that the Board approves a transaction or series of transactions which, if consummated, would result in a Change in Control or (ii) the date that an agreement is entered into with respect to a transaction or series of transactions which, if consummated, would result in a Change in Control.
     1.02. Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.
     1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or an Option granted to such Participant.
     1.04. Board means the Board of Directors of the Company.
     1.05. Cause means (i) dishonesty; (ii) gross negligence or willful misconduct; (iii) fraudulent or unethical conduct; (iv) unreasonable neglect or refusal to perform the Participant’s material duties; (v) Participant’s unauthorized use for his or her own benefit or transfer to a third-party of any confidential or proprietary information of the Company or any Affiliate, (vi) a breach of the material terms of Participant’s employment or other agreement with the Company (or Affiliate); (vii) a material violation of the established policies of the Company (or Affiliate); (viii) conduct constituting a felony or other crime involving moral turpitude; or (ix) willful or malicious conduct which causes injury to the Company’s (or an Affiliate’s) business or reputation or otherwise adversely affects the interests of the Company or an Affiliate.
     1.06. Change in Control means the earliest date on which: (i) there shall be a change in the ownership or control of the Company effected through either the acquisition, directly or indirectly, by any person or group of persons acting in concert (other than the Company or a person that directly or indirectly controls, is controlled by, or is under control with the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty (50%) percent of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders or otherwise, who do not own fifty percent (50%) on the date this Plan is adopted; (ii) there is a consolidation or merger of the Company with another entity (other than
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
an entity that directly or indirectly controls, is controlled by, or is under control with the Company) in which the Company’s shareholders (determined as of the date of the consolidation or merger) own (directly or indirectly) less than fifty percent (50%) of the shares of the surviving entity; (iii) the liquidation or dissolution of the Company; or (iv) the sale or other disposition of all or substantially all of the assets of the Company to another person or entity (other than an entity or person that directly or indirectly controls, is controlled by, or is under control with the Company).
     1.07. Code means the Internal Revenue Code of 1986, as amended from time to time.
     1.08. Company means TrustWave Holdings, Inc., and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.
     1.09. Consultant means any person engaged by the Company (or any Affiliate) as a non-Employee service provider pursuant to the terms of a written contract or otherwise, and, for purposes of this Plan, includes a Director.
     1.10. Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
     1.11. Director means a member of the Board or the board of directors of any Affiliate.
     1.12. Disability means all permanent and total disability as defined in Section 22(e)(3) of the Code.
     1.13. Employee means all persons employed as an employee by the Company or any Affiliate, including officers, whether full-time or part-time.
     1.14. Exchange Act means the Securities Exchange Act of 1934, as amended, and in effect.
     1.15. Fair Market Value means, on any given date, the current fair market value of a share of Stock as determined pursuant to subsection (i) or (ii) below.
(i)	While the Company is a Non-Public Company, Fair Market Value shall be determined by the Board using any reasonable method in good faith.
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
(ii)	While the Company is a Public Company, Fair Market Value shall be determined as follows: if the Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations for the date of determination on the over-the-counter market in which Stock is traded or, if applicable, the “closing” Per Share price as reported by the National Association of Securities Dealers, Inc. If Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest Per Share closing price reported on that exchange or exchanges. In any case, if no sale of Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding trading day on which there was a sale.
For purposes of this Plan, the term “Public Company” means a company that either (a) has registered any securities under the Securities Act, as amended or the Exchange Act, or (b) is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act; and the term “Non-Public Company” means a company that is not a Public Company.
     1.16. Incentive Stock Option means any Option granted under this Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
     1.17. Nonqualified Stock Option means any Option granted under this Plan that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
     1.18. Option means an Option that entitles the holder to purchase from the Company a stated number of Shares at the price set forth in an Agreement.
     1.19. Participant means an Employee, Director or Consultant who is selected by the Board in accordance with Article IV to receive a Stock Award, an Option, or a combination thereof.
     1.20. Plan means the TrustWave Holdings, Inc. Stock Incentive Plan, formerly known as the 2001 TrustWave Corporation Stock Incentive Plan, as amended April 2004, as amended from time to time.
     1.21. Securities Act. The Securities Act of 1933, as amended and in effect.
     1.22. Share means one share of Stock, as adjusted in accordance with Section 9.03.
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
     1.23. Stock means the common stock, $0.0001 par value, of the Company (voting or nonvoting).
     1.24. Stock Award means Stock awarded to a Participant under Article VII.
     1.25. Ten Percent Shareholder means an individual who owns more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate as described in Section 422(b)(6) of the Code.
ARTICLE II
THE PLAN
     2.01. Purpose and Scope.
          (a) The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders.
          (b) The Plan is intended to permit the grant of (i) both Incentive Stock Options and Nonqualified Stock Options, and (ii) Stock Awards; provided, that Incentive Stock Options may only be granted to Employees.
          (c) No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as such and the Company shall honor any such Option as a Nonqualified Stock Option.
     2.02. Effective Date and Duration of Plan. This Plan is effective for a 10-year period beginning on the date on which the Plan is adopted by the Board, provided that any Option grants or other awards that are made under the Plan prior to the termination date shall continue in effect in accordance with the terms of the Agreement after that date.
ARTICLE III
ADMINISTRATION
     3.01. Administration.
          (a) The Plan shall be administered by the Board. The Board shall have authority to grant Stock Awards and Options upon such terms (not inconsistent with the
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
provisions of this Plan), as the Board may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award. Notwithstanding any such condition, the Board may, in its sole discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable.
          (b) The Board shall have complete authority to interpret all provisions of this Plan; to prescribe the terms of any Agreement; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board under the Plan. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. Neither the Board nor any Employee or Director shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or Stock Award.
          (c) The Board, in its discretion, may delegate all or part of its authority and duties under the Plan to (i) one or more committees consisting of such persons as it may designate or (ii) officers of the Company (other than those individuals who are subject to the reporting and other provisions of Section 16 of the Exchange Act). The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.
     3.02. Grants to Foreign Nationals. The Board may grant Options or make other awards under the Plan to eligible individuals who are foreign nationals on such additional or different terms and conditions as may, in the sole judgment of the Board, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.
ARTICLE IV
ELIGIBILITY FOR GRANTS AND AWARDS
     4.01. Eligibility. Any Employee, Consultant or Director is eligible to participate in this Plan. The Board shall have full discretionary authority to determine the persons who shall participate in the Plan, the grants or awards that will be made to each Participant, and the time or times at which such grants or awards will be made.
     4.02. Grants and Awards.
          (a) The making of any grant or award under this Plan shall be entirely in the discretion of the Board and nothing in the Plan shall be construed as giving any Employee, Director, Consultant or other person any right to participate under this Plan or to receive any grant or award.
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
          (b) The Board may, in its sole discretion, accept the cancellation of outstanding grants or awards in return for the grant of new grants or awards for the same or different number of shares (if applicable) and under the same or different terms and conditions.
ARTICLE V
STOCK SUBJECT TO PLAN
     5.01. Stock Subject to Plan. Subject to the provisions of Article VIII, the maximum number of Shares for which Options and Stock Awards may be granted pursuant to this Plan is 27,665,957. The Shares that may be issued or delivered under the Plan may, as determined by the Board from time to time in its sole discretion, be authorized but unissued Shares, reacquired Shares or both.
     5.02. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of Shares allocated to the Option that is terminated may be reallocated to other Options or Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of Shares allocated to the forfeited Stock Award may be reallocated to other Options or Stock Awards to be granted under this Plan.
ARTICLE VI
OPTIONS
     6.01. Award. In accordance with the provisions of Article IV, the Board shall (i) designate each individual to whom an Option is to be granted, (ii) specify the number of shares of Stock covered by each such grant and (iii) establish such other terms and conditions as it may deem appropriate for each Option consistent with the Plan. The terms and conditions of any Option granted under the Plan shall be set forth in an Agreement.
     6.02. Option Price. The purchase price of Shares subject to an Option shall be determined by the Board (in its sole discretion) on the date of grant, but shall, in the case of an Incentive Stock Option, not be less than the Fair Market Value of such Shares on the grant date. If an Incentive Stock Option is granted to an individual who on the date of grant is a Ten Percent Shareholder, the purchase price of the Shares subject to such Option shall not be less than 110% of the Fair Market Value on the date the Option is granted.
     6.03. Vesting. Except as otherwise provided in the applicable Agreement or by the Board, a Participant shall be entitled to exercise an Option only as follows: (i) twenty-five percent (25%) of the Shares subject to the Option shall vest and become exercisable on the first
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
anniversary of the date the Option is granted and (ii) one-twelfth of the remaining seventy-five percent (75%) of the Shares subject to the Option (or six and twenty-five hundredths percent (6.25%)) shall vest and become exercisable on the first quarterly anniversary of the first anniversary of the date the Option is granted and on each successive quarterly anniversary thereafter.
     6.04. Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Board in its sole discretion, except that no Incentive Stock Option shall be exercisable for a period of more than ten years from the date such Option was granted; provided, that the maximum period in which an Option may be exercised shall be five years in the case of an Incentive Stock Option granted to an individual who on the date of grant is a Ten Percent Shareholder.
     6.05. Nontransferability. Except as provided in Section 9.07, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant (or the Participant’s personal representative). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
     6.06. Employment Status. For purposes of any Option that may be exercised only during employment or within a specified period of time after termination of employment, the Board shall have the discretion to determine to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. Any unexercised options shall be exercisable on or after a Participant’s termination of employment only as provided in Section 9.06.
     6.07. Change of Control.
         (a) At or after an Acceleration Date, the Board may take any one or more of the following actions with respect to one or more of the outstanding Options:
(i)	provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for incentive stock options shall satisfy, in the determination of the Board, the requirements of Code section 424(a);

(ii)	provide that such Options shall terminate upon consummation of the Change of Control and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the per share consideration to be paid for each outstanding Share in (or other applicable per share value for)
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
the Change of Control multiplied by the number of Shares subject to such outstanding Options, exceeds (B) the aggregate exercise price of such Options.
          (b) Except as otherwise provided in the applicable Agreement, all outstanding Options previously granted under the Plan shall be exercisable, in whole or in part, on that date and shall remain exercisable thereafter in accordance with the terms of this Plan and the applicable Agreement (unless the Change in Control is not consummated, in which case, this Section 6.07(b) shall cease to apply and any acceleration of vesting provided hereunder shall be disregarded).
     6.08. Exercise. Subject to the other provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board may establish in its sole discretion; provided, however, that Incentive Stock Options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.
     6.09. Payment. Except as otherwise provided in the Agreement or by the Board, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Board. If the Agreement provides, payment of all or part of the Option price may be made by surrendering Shares to the Company. If Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
     6.10. Tax Withholding Requirements. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any required statutory federal, state and/or local withholding tax obligations that arise by reason of an Option exercise or any sale of Shares, which obligations may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 6.09. Any tax withholding obligations that arise by reason of an Option exercise may be satisfied by the Company’s withholding of Shares subject to the Option but only in an amount equal to the minimum prescribed statutory withholding amount.
     6.11. Shareholder Rights. No Participant shall have any rights as a shareholder to Shares subject to his Option until the date the certificates for the Shares for which an Option has been exercised have been issued to the Participant.
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
     6.12. Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
STOCK AWARDS
     7.01. Award. In accordance with the provisions of Article IV, the Board shall (i) designate each individual to whom a Stock Award is to be made, (ii) specify the number of Shares covered by each such award and (iii) establish such other terms and conditions as it may deem appropriate for each award. The terms and conditions of any Stock Award under the Plan shall be set forth in an Agreement.
     7.02. Vesting. Except as otherwise provided by the Board, a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for such period of time and subject to such other conditions as may be set forth in the Agreement.
     7.03. Employment Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Board shall have the discretion to determine to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. Notwithstanding the foregoing, except as otherwise provided in the applicable Agreement or by the Board, any nonvested Stock Award shall be forfeited by a Participant as of the date the Participant terminates all employment with the Company and all Affiliates.
     7.04. Change in Control. Except as otherwise provided in the Agreement, each outstanding Stock Award shall be transferable and nonforfeitable as of a Control Change Date (unless the Change in Control is not consummated, in which case, this Section 7.04 shall cease to apply and any acceleration of vesting provided hereunder shall be disregarded).
     7.05. Shareholder Rights. During the period that the Shares granted pursuant to a Stock Award are forfeitable, a Participant shall have all rights of a shareholder with respect to such Shares (unless and until forfeited), including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not (except as provided in Section 9.07) sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing Shares granted pursuant to a Stock Award, and (iii) the Participant shall deliver to the
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
Company a stock power (endorsed in blank) or such other actions as may be required by the Board with respect to each Stock Award. The preceding limitations shall cease to apply as of the date the Shares subject to the Stock Award become transferable and cease to be forfeitable.
ARTICLE VIII
ADJUSTMENT UPON CHANGE IN STOCK
     8.01. Adjustments.
          (a) The maximum number of shares as to which Options and Stock Awards may be granted under this Plan and the terms of any outstanding Stock Awards and Options shall be proportionately (or otherwise equitably) adjusted as the Board shall determine in its sole discretion in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Stock or (ii) engages in a transaction involving the Stock to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article VIII by the Board shall be final and conclusive.
          (b) Neither (i) the issuance by the Company of shares of stock of any class (or securities convertible into shares of stock of any class) for cash, property, labor or services, (ii) the direct sale of (or the exercise of rights or warrants to subscribe for) such Shares or other securities, nor (iii) the conversion of shares or obligations of the Company convertible into such shares or other securities, shall affect (and no adjustment by reason thereof shall be made as to) the maximum number of Shares that may be granted under the Plan or the terms of any outstanding Stock Awards or Options.
          (c) The Board may make Stock Awards and may grant Options in substitution for performance shares, phantom shares, stock awards, stock options, or other similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article VIII. Notwithstanding any provision of the Plan, the terms of any such substituted Stock Award or Option, grant shall be as the Board, in its discretion, determines is appropriate.
ARTICLE IX
OTHER PROVISIONS FOR GRANTS AND AWARDS
     9.01. Resale Restrictions. So long as the Company is a Non-Public Company, a Participant may not sell, transfer, encumber or otherwise dispose of any Shares which he acquired pursuant to an Option or Stock Award granted under this Plan without the prior written consent of the Company. The decision to grant or deny such consent (and any terms or conditions for giving such consent) shall be solely within the discretion of the Board (or its
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
delegate). Notwithstanding the foregoing, any Shares subject to an unexercised Option may not be sold, transferred, encumbered or otherwise disposed of by a Participant at any time.
     9.02. Buy Back and Cancellation Rights.
          (a) For so long as the Company is a Non-Public Company, the Company shall have the option to purchase at any time all or part of any Shares acquired pursuant to an Option or Stock Award granted under this Plan (including those Shares that have been sold or otherwise transferred by the Participant) at the per share Fair Market Value determined as of the date the Company exercises such option. Notice of such election shall be provided to the shareholder in writing and payment shall be made in cash as soon as feasible after the date of the election; provided that, payment may, as determined by the Company in its sole discretion, be made in installments over a period of not more than one (1) year.
          (b) The Company may, in its sole discretion and without the consent of the Participant, elect at any time to cancel any Option or Stock Award granted under the Plan. In the event of such an election, the Company shall pay the Participant: (i) in the case of an Option, the excess of the aggregate Fair Market Value of his vested (but not exercised) Shares subject to the Option as of the date of such election over the aggregate exercise price for such Shares, or (ii) in the case of a Stock Award, the aggregate Fair Market Value of the Shares subject to such Award as of the date of the election. Notice of such an election shall be provided to the Participant in writing and payment shall be made in cash as soon as feasible after the date of the election; provided that, payment may, as determined by the Company in its sole discretion, be made in installments over a period of not more than one (1) year.
     9.03. Substitutions and Assumptions. The Board shall have the right to substitute or assume options, share grants and other similar stock awards in connection with a share combination, share exchange, merger, consolidation, reorganization, or like corporate transaction which affects the number or nature of the Shares. The number of shares reserved pursuant to Section 5.01 may be increased without further action by the stockholders by the corresponding number of options or other awards assumed and, in the case of a substitution, by the net increase in the number of shares subject to options and awards before and after the substitution. All fractional shares or other securities which result from such substitution shall be eliminated and not carried forward to any subsequent substitution.
     9.04. Withdrawal. A Participant may at any time elect in writing to abandon an Option grant or any other outstanding award under the Plan.
     9.05. Compliance with Applicable Laws and Certificate of Incorporation.
          (a) The Company shall have the right to place appropriate legends upon the certificate for any shares issued pursuant to this Plan and take such other acts as it may deem
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
necessary or appropriate to ensure that the issuance of Stock complies with applicable provisions of state and federal securities law.
          (b) The Company shall not be obligated to issue shares under any Option or other award under this Plan that would violate any law, rule or regulation. Each Participant may be required to make representations and warranties, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company’s Certificate of Incorporation and By-laws.
     9.06. Termination of Employment.
          (a) Termination of Employment or Consulting Relationship. Except as provided in paragraphs (b), (c) and (d) below or the Agreement or by the Board, in the event a Participant ceases to be an Employee or Consultant, all rights of a Participant as to any vested Options shall expire as of the date the Participant ceases to be an Employee or Consultant. To the extent that the Participant was not entitled to exercise the Option as of the date of he or she ceases to be an Employee or Consultant, or if the Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall automatically terminate at that time.
          A Participant shall not be treated as having ceased to be an Employee or Consultant under the Plan in the event of Participant’s change of status from an Employee to a Consultant or from a Consultant to an Employee; provided, however, that in the event of a Participant’s change of status from an Employee to a Consultant, any Incentive Stock Option granted to such Employee shall automatically cease to be treated for tax purposes as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option on the day three months and one day following such change of status.
          (b) Disability of Participant. In the event a Participant ceases to be an Employee or Consultant due to Disability, the Participant may (to the extent provided by the Board or in the applicable Agreement), but only within twelve (12) months from the date of his or her termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise any unexercised Options to the extent he or she otherwise was entitled to exercise the Option at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of his or her termination as an Employee or Consultant, or if the Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall automatically terminate at that time.
          (c) Death of Participant. In the event that a Participant dies while an Employee or Consultant, any unexercised Options held by the Participant may (to the extent provided by the Board or in the applicable Agreement) be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement) by the Participant’s estate or by any person who acquired the right to exercise the Option by bequest or inheritance (the “Option Beneficiary”), but only to the extent that the Participant was entitled to exercise the Option on the date of death. To the extent that, at the time of death, the Participant was not entitled to
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
exercise the Option, or if the Option Beneficiary does not exercise the Option within the time specified herein, the Option shall automatically terminate at that time.
          (d) Termination for Cause. In the event that a Participant’s status as an Employee or Consultant is terminated for Cause, all of his or her unexercised Options shall automatically terminate as of the date he or she ceases to be an Employee or Consultant.
          (e) Confidentiality and Non-Competition. Notwithstanding any other provision of this Plan, an Option may not be exercised on or after the date that (and any Shares acquired pursuant to an Option or other award under the Plan, or the profit therefrom, shall be forfeited by a Participant upon such terms and conditions as the Company may establish in its sole discretion if) the Participant engages in any conduct that violates any non-competition, confidentiality or non-solicitation provisions (i) under his employment or other agreement with the Company (or any Affiliate) or (ii) that are otherwise applicable to Participant’s employment with the Company (or any Affiliate).
     9.07. Transferable Options or Stock Awards. Notwithstanding any other provision of the Plan, the Board may, in its sole discretion, permit a Nonqualified Stock Option or Stock Award to be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Section 16 of the Exchange Act (to the extent applicable) or otherwise established by the Board. The holder of such Option or award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option or award during the period that they were held by the Participant; provided, however that such transferee may not transfer Option or award except by will or the laws of descent and distribution.
ARTICLE X
COMPLIANCE WITH LAW
AND APPROVAL OF REGULATORY BODIES
     10.01. Registration, Listing and Qualification of Stock.
          (a) No Option shall be exercisable, no Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Stock when a Stock Award is granted or for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Stock shall be issued, no certificate for shares
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.
          (b) Any person exercising an Option or receiving Stock under any other award under the Plan shall make such representations, warranties and agreements and furnish such information as the Board or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.
ARTICLE XI
AMENDMENT AND TERMINATION
     11.01. Amendment.
          (a) The Board shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, be effective if stockholder approval of the amendment is required at such time to qualify for any available exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule or order.
          (b) No amendment may be made that would cause an Option or other award not to qualify for exemption under Section 16 of the Exchange Act.
          (c) No amendment of the Plan shall, without the written consent of a Participant adversely affect the rights of the Participant with respect to an Option or other award made under the Plan prior to the date of the amendment or termination (except to the extent necessary to comply with any applicable law, regulation, rule or order).
          (d) Notwithstanding anything herein or in any Agreement to the contrary, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Options or any other awards made under the Plan to qualify for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options or other award previously issued under the Plan. In the event of such an amendment to the Plan, the holder of any Option or other award shall, upon request of the Board and as a condition for exercising of such Option, obtaining such other award, execute a conforming amendment in the form prescribed by the Board to the Agreement within such reasonable period of time as the Board shall specify in such request.
     11.02. Termination. The Board shall have the right to terminate the Plan at any time; provided, that no such termination shall, except as otherwise provided in any Agreement, terminate any outstanding Option or other award previously granted under the Plan or adversely
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
affect the rights of such Participant without his or her written consent. No new Options or other award may be granted under the Plan on or after the date of termination.
ARTICLE XII
GENERAL PROVISIONS
     12.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.
     12.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company. Except for the Board’s reservation of a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.
     12.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     12.04. Certain Reduction of Parachute Payments. Any benefit, payment, accelerated vesting or other right under this Plan may constitute a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to a Participant and the Participant may incur a liability under Code section 4999. In that event, except as otherwise provided by the Board or in the Agreement, the Company shall reduce any such parachute payments, if, and only to the extent that a reduction will allow the Participant to receive a greater “net after-tax amount” than such Participant would receive absent a reduction. For purposes of this Plan, “net after-tax amount” means the amount of any parachute payments, as applicable, net of taxes imposed under Code sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant as in effect on the date of the first payment under this Plan Agreement. The determination of the net after-tax amount shall be calculated by applying the foregoing taxes on income of the same character as the parachute payments or capped parachute payments, as applicable, at the top marginal rates in effect for the year in
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)

Trustwave Confidential Information
which the determination is made. “Capped parachute payments” means the largest amount of parachute payments that may be paid without liability under Code section 4999.
     12.05. Costs and Expenses. Except as otherwise provided by the Board, all costs and expenses of administering the Plan shall be paid by the Company.
     12.06. Government Regulations. The rights of Participants and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.
     12.07. Proceeds from Sale of Stock. Proceeds from the purchase of Shares by a Participant may be used by the Company for any business purpose.
     12.08. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, to the extent applicable.
     12.09. Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.
Trustwave Holdings, Inc. Stock Incentive Plan (25 January 11)